UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2024

PENN Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant’s Telephone Number, Including Area Code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2024, John Jacquemin notified the Board of Directors (the “Board”) of PENN Entertainment, Inc. (the “Company”) of his decision not to stand for reelection to the Board at the expiration of his current term at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Mr. Jacquemin will continue to serve as a Class I director and a member of the Board’s Nominating and Corporate Governance Committee until the 2024 Annual Meeting.

As a result of Mr. Jacquemin’s decision not to stand for reelection, on April 19, 2024, the Board (i) reclassified Vimla Black-Gupta from being a member of Class III of the Board to being a member of Class I of the Board, effective immediately, and put Ms. Black-Gupta forward for re-election at the 2024 Annual Meeting, (ii) decreased the size of the Board from ten to nine members, effective as of the 2024 Annual Meeting, and (iii) appointed Mr. Jacquemin to serve as a director emeritus, effective from the expiration of his term as a director at the 2024 Annual Meeting until January 3, 2025.

In addition, on April 19, 2024, the Board appointed Ms. Black-Gupta to serve on the Nominating and Corporate Governance Committee, removed Ms. Black-Gupta from the Compliance Committee, and appointed Anuj Dhanda to serve on the Compliance Committee, in each case, effective as of the 2024 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2024	PENN ENTERTAINMENT, INC.

	By:	/s/ Christopher Rogers
Christopher Rogers
Executive Vice President, Chief Strategy Officer and Secretary